FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
May 5, 2015	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS FIRST QUARTER 2015 RESULTS
Achieved operating revenues of $4.45 billion, including core revenues1 of $4.06 billion
Generated operating cash flow2 of $1.74 billion, excluding special items
Generated free cash flow2, excluding special items and integration-related capital expenditures, of $849 million
Achieved Adjusted Net Income2 of $375 million and Adjusted Diluted EPS2 of $0.67, excluding special items
Added more than 35,000 high-speed Internet customers and nearly 8,000 PrismTM TV customers during first quarter
Purchased and retired an additional 4.5 million shares of CenturyLink common stock for nearly $170 million during first quarter
MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported solid results for first quarter 2015.
“During the first quarter, CenturyLink generated strong operating cash flow and free cash flow that exceeded our guidance, due primarily to lower than anticipated cash expenses,” said Glen F. Post III, chief executive officer and president. “At the same time, total operating revenues came in near the lower end of our guidance for the quarter, reflecting lower than anticipated equipment sales that had minimal impact on our cash flows.

“We are beginning to see the benefits of the organizational realignment implemented in late 2014, and we are confident our new streamlined operating structure positions us to drive stronger sales results, strategic revenue growth and operating efficiency. We continue to see strong demand from business customers for high-bandwidth data services and our integrated network and IT managed services solutions,” Post concluded.

First Quarter 2015 Highlights

•
Achieved core revenues of $4.06 billion in first quarter 2015; revenue from high-bandwidth data services provided to business customers, including MPLS[3], Ethernet and Wavelength, grew more than 11% year-over-year.

1 Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues), as described further in the attached schedules.
2 See attachments for non-GAAP reconciliations.
3 Multi-Protocol Label Switching

•	Generated free cash flow of $849 million, excluding special items and integration-related capital expenditures.

•	Added more than 35,000 high-speed Internet customers during first quarter 2015, ending the period with approximately 6.12 million customers in service.

•	Ended the quarter with more than 249,000 CenturyLink® PrismTM TV customers, an increase of nearly 8,000 during first quarter 2015.

•	Purchased and retired an additional 4.5 million shares of CenturyLink common stock for nearly $170 million during first quarter 2015.
Consolidated Financial Results
Operating revenues for first quarter 2015 were $4.45 billion compared to $4.54 billion in first quarter 2014. The declines in legacy revenues4 (primarily driven by access line losses) and data integration revenues were partially offset by increased strategic revenues. The growth of strategic revenues was primarily due to continued strong business customer demand for high-bandwidth data services, along with year-over-year growth in high-speed Internet and CenturyLink® PrismTM TV customers and select price increases.
Operating expenses, excluding special items, decreased to $3.76 billion from $3.86 billion in first quarter 2014. The year-over-year decline was primarily driven by lower employee-related expenses, customer premise equipment costs (related to lower data integration revenues) and depreciation and amortization, which were partially offset by higher network/data center expenses and PrismTM TV costs.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.74 billion from $1.79 billion in first quarter 2014. For first quarter 2015, CenturyLink achieved an operating cash flow margin, excluding special items, of 39.0% versus 39.4% in first quarter 2014. These decreases were primarily driven by the decline in higher-margin legacy revenues described above.
Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS)
Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions.
Excluding the items outlined above, CenturyLink’s Adjusted Net Income for first quarter 2015 was $375 million compared to Adjusted Net Income of $381 million in first quarter 2014. First quarter 2015 Adjusted Diluted EPS was $0.67 compared to $0.66 in the year-ago period due to lower operating cash flow being more than offset by lower depreciation and amortization, along with the impact of the lower number of shares outstanding due to share repurchases since first quarter 2014. See the attached schedules for additional information.
GAAP Results - First Quarter
Under generally accepted accounting principles (GAAP), net income for first quarter 2015 was $192 million compared to a net income of $203 million for first quarter 2014, and diluted earnings per share was $0.34 for first quarter 2015 compared to $0.35 for first quarter 2014.
Additional details regarding the company’s special items for the three months ended March 31, 2015 and 2014 are provided in the accompanying financial schedules.

4 Beginning first quarter 2015, certain revenues were reclassified between strategic services and legacy services. All historical periods have been restated to reflect this change.

Segment Financial Results5
Business
The Business segment experienced continued strong demand for high-bandwidth data services in the first quarter of 2015.

•
Strategic revenues were $1.58 billion in the quarter, a 0.8% increase over first quarter 2014, driven by high-bandwidth offerings (such as MPLS, Ethernet and Wavelength services) and other strategic services, partially offset by declines in low-bandwidth data and hosting services revenue.

•
Total revenues were $2.70 billion, a decrease of 2.8% from first quarter 2014, as lower legacy, low-bandwidth data services and data integration revenues were partially offset by growth in high-bandwidth offerings.

•	High-bandwidth data services grew more than 11% over first quarter 2014 driven by continued strength in customer demand.
Consumer
The Consumer segment achieved solid year-over-year strategic revenue growth driven primarily by increased high-speed Internet and CenturyLink® PrismTM TV customers, along with select price increases.

•	Strategic revenues were $738 million in the quarter, a 5.1% increase over first quarter 2014.

•	Total revenues were $1.50 billion for first quarter 2015 compared to $1.51 billion for first quarter 2014.

•	Added approximately 8,000 CenturyLink® PrismTM TV customers during first quarter 2015, increasing penetration of the approximately 2.4 million addressable homes to 10.2%.
Guidance — Second Quarter 2015
The company expects second quarter 2015 operating and core revenues to be flat to slightly lower compared to first quarter 2015. Second quarter 2015 operating cash flow is expected to be lower compared to first quarter 2015 primarily due to higher employee-related expenses and the impact of the continued decline in higher-margin legacy revenues.

Second Quarter 2015 (excluding special items)

Operating Revenues	$4.41 to $4.46 billion
Core Revenues	$4.02 to $4.07 billion
Operating Cash Flow	$1.67 to $1.72 billion
Adjusted Diluted EPS	$0.59 to $0.64

All 2015 guidance figures and 2015 outlook statements included in this release (i) speak as of May 5, 2015 only, (ii) exclude the impact of any share repurchases made after March 31, 2015 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation, implementation of the FCC's CAF 2 program, future changes in tax laws or accounting rules, integration expenses associated with major acquisitions, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.

5 All references to segment data herein reflect certain adjustments described in the attached schedules.

Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, May 5, 2015. Interested parties can access the call by dialing 866-244-4630. The call will be accessible for replay through May 13, 2015, by dialing 888-266-2081 and entering the access code 1654508. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the Company’s website at www.centurylink.com through May 27, 2015. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, Adjusted Net Income, Adjusted Diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the Company’s website at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.
About CenturyLink
CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.

Forward Looking Statements
Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change, including product displacement; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry, and changes in our markets, product mix and network; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, security breaches or similar attacks on our network; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to use our net operating loss carryovers in projected amounts; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled companies; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; any adverse developments in legal or regulatory proceedings involving us; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, including those caused by changes in our cash requirements, capital expenditure needs, debt obligations, pension funding requirements, cash flows, or financial position, or other similar changes; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax laws, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-K for the year ended December 31, 2014, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of this release, and is based upon, among other things, the existing regulatory and technological environment, industry and competitive conditions, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended March 31, 2015				Three months ended March 31, 2014
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$2,320	—		2,320	2,271	—		2,271	2.2%	2.2%
Legacy	1,735	—		1,735	1,839	—		1,839	(5.7)%	(5.7)%
Data integration	139	—		139	174	—		174	(20.1)%	(20.1)%
Other	257	—		257	254	—		254	1.2%	1.2%
	4,451	—		4,451	4,538	—		4,538	(1.9)%	(1.9)%

OPERATING EXPENSES
Cost of services and products	1,911	3	(1)	1,908	1,935	4	(3)	1,931	(1.2)%	(1.2)%
Selling, general and administrative	851	43	(1)	808	843	24	(3)	819	0.9%	(1.3)%
Depreciation and amortization	1,040	—		1,040	1,107	—		1,107	(6.1)%	(6.1)%
	3,802	46		3,756	3,885	28		3,857	(2.1)%	(2.6)%

OPERATING INCOME	649	(46)		695	653	(28)		681	(0.6)%	2.1%

OTHER INCOME (EXPENSE)
Interest expense	(328)	—		(328)	(331)	—		(331)	(0.9)%	(0.9)%
Other income, net	2	—		2	9	—		9	(77.8)%	(77.8)%
Income tax expense	(131)	12	(2)	(143)	(128)	11	(4)	(139)	2.3%	2.9%
NET INCOME	$192	(34)		226	203	(17)		220	(5.4)%	2.7%
BASIC EARNINGS PER SHARE	$0.34	(0.06)		0.40	0.35	(0.03)		0.38	(2.9)%	5.3%
DILUTED EARNINGS PER SHARE	$0.34	(0.06)		0.40	0.35	(0.03)		0.38	(2.9)%	5.3%

AVERAGE SHARES OUTSTANDING
Basic	561,969			561,969	574,535			574,535	(2.2)%	(2.2)%
Diluted	563,505			563,505	575,456			575,456	(2.1)%	(2.1)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%
SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($13 million), integration costs associated with our acquisition of Qwest ($10 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

(2) -	Income tax benefit of Item (1).
(3) -
Includes severance costs associated with reduction in force initiatives ($19 million), integration and retention costs associated with our acquisition of Qwest ($11 million) and the offsetting impact of a litigation settlement in the amount of $2 million.

(4) -	Income tax benefit of Item (3).

*
During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2015 AND DECEMBER 31, 2014
(UNAUDITED)
(Dollars in millions)
	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$155	128
Other current assets	3,313	3,448
Total current assets	3,468	3,576

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	37,100	36,718
Accumulated depreciation	(18,917)	(18,285)
Net property, plant and equipment	18,183	18,433

GOODWILL AND OTHER ASSETS
Goodwill	20,753	20,755
Other, net	7,116	7,383
Total goodwill and other assets	27,869	28,138

TOTAL ASSETS	$49,520	50,147

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$202	550
Other current liabilities	3,377	3,368
Total current liabilities	3,579	3,918

LONG-TERM DEBT	20,254	20,121
DEFERRED CREDITS AND OTHER LIABILITIES	10,922	11,085
STOCKHOLDERS' EQUITY	14,765	15,023

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,520	50,147

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)
(Dollars in millions)

	Three months ended	Three months ended
	March 31, 2015	March 31, 2014
OPERATING ACTIVITIES
Net income	$192	203
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,040	1,107
Impairment of assets	8	—
Deferred income taxes	37	106
Provision for uncollectible accounts	42	30
Share-based compensation	18	19
Changes in current assets and liabilities, net	13	(47)
Retirement benefits	(9)	(28)
Changes in other noncurrent assets and liabilities, net	(10)	3
Other, net	5	(13)
Net cash provided by operating activities	1,336	1,380
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(616)	(670)
Proceeds from sale of property and intangible assets	14	1
Other, net	(8)	(13)
Net cash used in investing activities	(610)	(682)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	594	—
Payments of long-term debt	(386)	(47)
Net (payments) borrowings on credit facility	(425)	30
Dividends paid	(304)	(309)
Net proceeds from issuance of common stock	8	7
Repurchase of common stock	(185)	(328)
Other, net	(1)	—
Net cash used in financing activities	(699)	(647)
Net increase in cash and cash equivalents	27	51
Cash and cash equivalents at beginning of period	128	168
Cash and cash equivalents at end of period	$155	219

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)
(Dollars in millions)

	Three months ended March 31,*
	2015	2014
Total segment revenues	$4,194	4,284
Total segment expenses	2,073	2,096
Total segment income	$2,121	2,188
Total segment income margin (segment income divided by segment revenues)	50.6%	51.1%

Business
Revenues
Strategic services	$1,582	1,569
Legacy services	977	1,033
Data integration	138	173
	2,697	2,775
Expenses
Total expenses	1,484	1,503

Segment income	$1,213	1,272
Segment income margin	45.0%	45.8%

Consumer
Revenues
Strategic services	$738	702
Legacy services	758	806
Data integration	1	1
	1,497	1,509
Expenses
Total expenses	589	593

Segment income	$908	916
Segment income margin	60.7%	60.7%

*
Effective November 1, 2014, we implemented a new organizational structure designed to strengthen our ability to attain our operational, strategic and financial goals. Prior to this reorganization, we recognized four segments: consumer, business, wholesale and hosting. As a result of this reorganization, we now report two segments: business and consumer, in our consolidated financial statements. We have restated prior periods to reflect the reorganization, including changes with respect to the assignment of certain expenses to our segments, and have restated our previously-reported segment results to conform to the current presentation. The nature of the most significant changes to segment expenses are as follows: certain business segment expenses were reassigned to consumer segment expense; and certain business segment expenses were reassigned to corporate overhead.

During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended March 31, 2015				Three months ended March 31, 2014
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$649	(46)	(1)	695	653	(28)	(2)	681
	Add: Depreciation and amortization	1,040	—		1,040	1,107	—		1,107
	Operating cash flow	$1,689	(46)		1,735	1,760	(28)		1,788

	Revenues	$4,451	—		4,451	4,538	—		4,538

	Operating income margin (operating income divided by revenues)	14.6%			15.6%	14.4%			15.0%

	Operating cash flow margin (operating cash flow divided by revenues)	37.9%			39.0%	38.8%			39.4%

Free cash flow
	Operating cash flow				$1,735				1,788
	Less: Cash paid for income taxes, net of refunds				(5)				(10)
	Less: Cash paid for interest, net of amounts capitalized				(270)				(265)
	Less: Capital expenditures (3)				(613)				(662)
	Add: Other income				2				9
	Free cash flow (4)				$849				860

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($13 million), integration costs associated with our acquisition of Qwest ($10 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

(2) -
Includes severance costs associated with reduction in force initiatives ($19 million), integration and retention costs associated with our acquisition of Qwest ($11 million) and the offsetting impact of a litigation settlement in the amount of $2 million.

(3) -	Excludes $3 million in 2015 and $8 million in 2014 of capital expenditures related to the integration of Qwest and Savvis.
(4) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
Business Revenues and Operating Metrics
(UNAUDITED)

		Three months ended
		March 31, 2015	March 31, 2014
Business Segment Revenue Detail
		(In millions)
Revenues
High-bandwidth data services (1)		$687	617
Hosting services (2)		318	328
Other strategic services (3)		44	3
Low-bandwidth data services (4)		533	621
Legacy voice services		671	711
Other legacy services		306	322
Data integration		138	173
Total revenues		$2,697	2,775

(1)	Includes MPLS, Ethernet and Wavelength revenue
(2)	See Hosting Services Detail below
(3)	Includes primarily VoIP, video, IT services and deferred revenue recognition
(4)	Includes private line and high-speed Internet revenue
		Three months ended
		March 31, 2015	March 31, 2014
Hosting Services Detail (5)
		(In millions)
Colocation		$156	161
Managed Hosting / Cloud		140	142
Hosting Area Network		22	25
Total Hosting Services		$318	328

(5)	Excludes Wide-Area Network (WAN) revenue previously reported in total Hosting revenue.

	As of	As of	As of
	March 31, 2015	December 31, 2014	March 31, 2014
Hosting Data Center Metrics

Number of data centers (6)	58	58	56
Sellable square feet, million sq ft	1.53	1.46	1.42
Billed square feet, million sq ft	0.93	0.92	0.93
Utilization	61%	63%	66%

(6)
We define a data center as any facility where we market, sell and deliver colocation services, managed hosting (including cloud hosting) services, multi-tenant managed services, or any combination thereof.

	As of	As of	As of
	March 31, 2015	December 31, 2014	March 31, 2014
Operating Metrics
	(In thousands)
Broadband subscribers	6,117	6,082	6,057
Access lines	12,270	12,394	12,882
Prism subscribers	249	242	199

	Our methodology for counting broadband subscribers, access lines and Prism subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended
	March 31, 2015 (excluding special items)	March 31, 2014 (excluding special items)

Net income *	$226	220

Add back:
Amortization of customer base intangibles:
Qwest	205	219
Embarq	25	29
Savvis	15	15

Amortization of trademark intangibles:
Qwest	1	6
Savvis	—	5

Amortization of fair value adjustment of long-term debt:
Embarq	1	1
Qwest	(6)	(12)

Subtotal	241	263
Tax effect of above items	(92)	(102)
Net adjustment, after taxes	149	161

Net income, as adjusted for above items	$375	381

Weighted average diluted shares outstanding	563.5	575.5

Diluted EPS (excluding special items)	$0.40	0.38

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.67	0.66

The above schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.